                                                                   EXHIBIT 20.3

                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2



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TOTAL TRUST PERFORMANCE               JANUARY 1997                FEBRUARY 1997                  MARCH 1997
---------------------------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                 3,133,721,717                3,145,163,199                3,616,176,858
ENDING PRINCIPAL BALANCE:             3,082,197,964(1)             3,091,790,769                3,562,347,283(2)
ENDING NON-PRINCIPAL BALANCE:            51,523,753                   53,372,430                   53,829,575

INVESTOR PERCENTAGE:                         46.67%                       47.98%                       43.56%

YIELD:                                   41,412,434      15.68%       39,332,444      15.31%       49,566,693       17.52%
 Finance Charge                          38,994,361      14.77%       35,675,461      13.89%       45,354,334       16.03%
 Interchange                              2,021,745       0.77%        1,818,064       0.71%        2,471,706        0.87%
 Recoveries                                 396,328       0.15%        1,838,919       0.72%        1,740,654        0.62%

CHARGE-OFFS:                            (19,272,135)     -7.30%      (21,199,561)     -8.25%      (20,526,623)      -7.26%

NET YIELD: (YIELD - C/O)                                  8.38%                        7.06%                        10.27%

---------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                         JANUARY 1997                 FEBRUARY 1997                MARCH 1997
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 Month-End Investor Balance           1,115,151,821                1,115,151,821                1,115,151,821
 Investor Percentage                         35.19%                       36.18%                       32.85%
 THREE-MONTH-AVG EXCESS SPREAD                            1.44%                        2.03%                         3.02%

Yield:                                   14,574,583      15.68%       14,230,639      15.31%       16,282,613       17.52%

 Charge-Offs                             (6,782,584)     -7.30%       (7,670,088)     -8.25%       (6,742,977)      -7.26%
 Certificate Interest                    (5,887,407)     -6.34%       (4,616,106)     -4.97%       (4,963,051)      -5.34%
 Servicing Fee                                    0       0.00%                0       0.00%                0        0.00%

EXCESS SPREAD:                            1,904,592       2.05%        1,944,445       2.09%        4,576,586        4.92%
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SERIES 1996-2                           JANUARY 1997                 FEBRUARY 1997                MARCH 1997
---------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance             363,636,975                  363,636,975                  363,636,975
 Investor Percentage                         11.48%                       11.80%                       10.71%
 THREE-MONTH-AVG EXCESS SPREAD                            1.73%                        2.21%                         3.14%

Yield:                                    4,752,588      15.68%        4,640,432      15.31%        5,309,555       17.52%

 Charge-Offs                             (2,211,715)     -7.30%       (2,501,119)     -8.25%       (2,198,800)      -7.26%
 Certificate Interest                    (1,650,003)     -5.45%       (1,516,946)     -5.01%       (1,769,691)      -5.84%
 Servicing Fee                                    0       0.00%                0       0.00%                0        0.00%

EXCESS SPREAD:                              890,869       2.94%          622,368       2.05%        1,341,065        4.43%
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

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TOTAL TRUST PERFORMANCE                  APRIL                       MAY 1997                    JUNE 1997
----------------------------------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                 3,630,758,796                3,571,794,158                3,546,462,829
ENDING PRINCIPAL BALANCE:             3,572,287,282                3,502,994,002                3,464,222,138
ENDING NON-PRINCIPAL BALANCE:            58,471,514                   68,800,156                   82,240,692

INVESTOR PERCENTAGE:                         41.51%                       41.40%                       42.21%

YIELD:                                   46,456,615      15.65%       50,192,050      16.86%       46,921,179        16.07%
 Finance Charge                          42,378,462      14.28%       45,282,397      15.21%       41,955,381        14.37%
 Interchange                              2,581,390       0.87%        2,663,652       0.89%        2,724,383         0.93%
 Recoveries                               1,496,764       0.50%        2,246,000       0.75%        2,241,414         0.77%

CHARGE-OFFS:                            (22,155,757)     -7.46%      (22,100,341)     -7.42%      (22,983,587)       -7.87%

NET YIELD: (YIELD - C/O)                                  8.19%                        9.44%                          8.20%

----------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                         APRIL                        MAY 1997                     JUNE 1997
----------------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance           1,115,151,821                1,115,151,821                1,115,151,821
 Investor Percentage                         31.30%                       31.22%                       31.83%
 THREE-MONTH-AVG EXCESS SPREAD                            3.15%                        3.56%                          2.81%

Yield:                                   14,542,709      15.65%       15,668,324      16.86%       14,937,005        16.07%

 Charge-Offs                             (6,935,605)     -7.46%       (6,899,007)     -7.42%       (7,316,652)       -7.87%
 Certificate Interest                    (5,338,992)     -5.75%       (5,683,192)     -6.12%       (5,135,926)       -5.53%
 Servicing Fee                                    0       0.00%                0       0.00%                0         0.00%(3)

EXCESS SPREAD:                            2,268,112       2.44%        3,086,125       3.32%        2,484,427         2.67%
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SERIES 1996-2                           APRIL                        MAY 1997                     JUNE 1997
----------------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance             363,636,975                  363,636,975                  363,636,975
 Investor Percentage                         10.21%                       10.18%                       10.38%
 THREE-MONTH-AVG EXCESS SPREAD                            3.07%                        3.60%                          2.92%

Yield:                                    4,742,194      15.65%        5,109,243      16.86%        4,870,769        16.07%

 Charge-Offs                             (2,261,613)     -7.46%       (2,249,679)     -7.42%       (2,385,868)       -7.87%
 Certificate Interest                    (1,652,508)     -5.45%       (1,758,383)     -5.80%       (1,755,333)       -5.79%
 Servicing Fee                                    0       0.00%                0       0.00%                0         0.00%3

EXCESS SPREAD:                              828,073       2.73%        1,101,181       3.63%          729,568         2.41%
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

Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

1) A weighted Average principal balance was used due to the University of North Carolina Affinity Account Removal on January 22, 1997.

2) A weighted Average principal balance was used due to the addition of First Fidelity Bank Accounts and SouthEast Bank Accounts on March 12, 1997.

3) JANUARY THROUGH JUNE REFLECT A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBERS ONE AND TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT.